March 26, 2002





Dear  Stockholder:

     You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of Coastal Bancorp, Inc. (the "Company"). The meeting will be held at the corporate offices of Coastal Bancorp, Inc., at 5718 Westheimer, Houston, Texas, in the Coastal Banc auditorium, Suite 1101, on Thursday, April 25, 2002, at 12:00 noon, Central Time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Stockholders will vote to elect a director and ratify the Company's independent public accountants. The Company's Board of Directors believes that these proposals are in the best interest of the Company and its stockholders and recommends that stockholders vote "FOR" the proposals at the Annual Meeting. Directors and officers of the Company and representatives of the Company's independent public accountants will be present to respond to any questions that our stockholders may have.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the postage paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Coastal Bancorp, Inc. is appreciated.

                                        Sincerely,




                                       /s/   Manuel  J.  Mehos
                                      --------------------------------

                                        Manuel  J.  Mehos
                                        Chairman  of  the  Board,  President
                                         and  Chief  Executive  Officer

                              COASTAL BANCORP, INC.
                               COASTAL BANC PLAZA
                           5718 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS  77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 25, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Coastal Bancorp, Inc. (the "Company") will be held at the corporate offices of Coastal Bancorp, Inc., at 5718 Westheimer, Suite 1101, Houston, Texas 77057 at 12:00 noon, Central Time, on April 25, 2002. At the meeting, the holders of the Company's common stock will act on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect one director of the Company to serve until the annual meeting of stockholders in the year 2005 and until his successor is elected and qualified;

     (2) To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and,

     (3) To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management of the Company is not aware of any matters other than those set forth above which may properly come before the Annual Meeting.

     The Board of Directors has fixed February 26, 2002 for the determination of the holders of the Company's common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment or postponement.

                                   BY  ORDER  OF  THE  BOARD  OF
                                   DIRECTORS





                                   /s/   Linda  B.  Frazier
                                   Linda  B.  Frazier
                                   Secretary
Houston,  Texas
March  26,  2002


     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. EACH SHAREHOLDER AND GUEST MAY BE REQUIRED TO PRESENT A VALID PICTURE IDENTIFICATION FOR ADMISSION. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                              COASTAL BANCORP, INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                                TABLE OF CONTENTS


PROXY  STATEMENT                                                          1
BACKGROUND  INFORMATION                                                   2
VOTING  SECURITIES  AND  BENEFICIAL  OWNERSHIP                            2
NOMINEE FOR DIRECTOR AND INFORMATION WITH RESPECT TO CONTINUING DIRECTORS 6
STOCKHOLDER  NOMINATIONS                                                  8
BOARD  AND  COMMITTEE  MEETINGS                                           8
BOARD  FEES                                                               9
2002  NON-EMPLOYEE  DIRECTOR  STOCK  PURCHASE  PLAN                      10
REPORT  OF  THE  AUDIT  COMMITTEE                                        10
COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION         13
EXECUTIVE  OFFICERS  WHO  ARE  NOT  DIRECTORS                            13
EXECUTIVE  COMPENSATION                                                  14
EXECUTIVE  SEVERANCE  AGREEMENTS                                         17
AGGREGATE  OPTIONS  GRANTED  IN  LAST  FISCAL  YEAR                      19
COMPARATIVE  STOCK  PERFORMANCE  GRAPH                                   20
PROPOSAL  TO  RATIFY  THE  INDEPENDENT  PUBLIC  ACCOUNTANTS              22
STOCKHOLDER  PROPOSALS                                                   23
PROXY  SOLICITATION                                                      24
OTHER  MATTERS                                                           24
ANNUAL  REPORT  AND  FINANCIAL  STATEMENTS                               24

APPENDIX
---------
AUDIT  COMMITTEE  CHARTER                                               A-1

                              COASTAL BANCORP, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share (the "Common Stock"), of Coastal Bancorp, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate offices of Coastal Bancorp, Inc., at 5718 Westheimer, Houston, Texas in the Coastal Banc auditorium, Suite
1101, at 12:00 noon, Central Time, on April 25, 2002 and at any adjournment or postponement thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is expected to be mailed to stockholders on or about March 26, 2002.

     Each proxy solicited hereby, if properly signed and returned to the Company, will be voted in accordance with the instructions contained therein if it is not revoked prior to its use. If no contrary instructions are given, each proxy received will be voted: (i) for the election of the Board's nominee as Director of the Company; (ii) for the proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Any holder of common stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation thereof (Linda B. Frazier, Coastal Bancorp, Inc., Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057-5745), (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

                             BACKGROUND INFORMATION
                                       ON
                              COASTAL BANCORP, INC.
                                       AND
                                  SUBSIDIARIES

     Coastal Bancorp, Inc. is engaged primarily in the business of serving as the parent holding company for Coastal Banc ssb (the "Bank"). The Company was incorporated in March 1994 in connection with the reorganization of Coastal Banc Savings Association, a Texas-chartered thrift institution (the "Association") into the holding company form of organization. In connection with the reorganization, which was completed in July 1994, the Association concurrently converted into a Texas-chartered savings bank and took its present name. In November 1996, in order to minimize state taxes, the Company's corporate structure was again reorganized by forming Coastal Banc Holding Company, Inc. ("HoCo") as a Delaware holding company. HoCo became a wholly-owned subsidiary of the Company and the Bank became a subsidiary of HoCo. Coastal Bancorp, Inc. is a registered unitary savings and loan holding company regulated by the Office of Thrift Supervision, a division of the U.S. Department of the Treasury.


                        VOTING SECURITIES AND BENEFICIAL
                                OWNERSHIP THEREOF

     Only holders of record of the Company's Common Stock at the close of business on February 26, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 5,848,167 shares of Common Stock outstanding and the Company had no other class of voting equity securities outstanding. Only holders of Company Common Stock will be entitled to vote at the Annual Meeting and each share of Common Stock will be entitled to one vote on all matters properly presented. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority in interest of those present (in person or by proxy) at the Annual Meeting is required to approve the proposal to ratify the appointment of the Company's independent public accountants.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposal to ratify the appointment of the Company's independent public accountants, but will not be counted as votes cast for the election of directors and, thus, will have no effect on the voting for the election of directors. Under the applicable rules, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

     At February 26, 2002, directors, executive officers and their affiliates beneficially owned 1,695,771 shares of Common Stock or 27.25% of the total shares of Common Stock outstanding on such date. It is anticipated that all of such shares will be voted for the election of the nominee of the Company's Board of Directors and in favor of the proposal to ratify the selection of KPMG LLP as the Company's independent public accountants.

     The following table sets forth the beneficial ownership of the Common Stock as of February 26, 2002, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of 5% or more of the Common Stock;
(ii) each nominee for director; (iii) each director of the Company; (iv) each of the executive officers named in the summary compensation table (see "Executive Compensation - Summary Compensation Table") and (v) all directors and executive officers of the Company and its wholly-owned subsidiary, Coastal Banc Holding Company, Inc. ("HoCo") and its subsidiary, Coastal Banc ssb, as a group. The address for all directors and executive officers of the Company, HoCo and the Bank is Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057. Except as set forth below, as of February 26, 2002, the Company was aware of no other person or entity unaffiliated with the Company that was the beneficial owner of 5% or more of the Common Stock.



                                              Amount of Shares of
                                                  Common Stock
Name                                           Beneficially Owned
(and Address) of                               as of February 26,     Percent of
Beneficial Owner                                    2002(1)             Class
------------------------------------------  ------------------------  ----------

First Manhattan Co.
437 Madison Avenue
New York, New York 10022                                 548,302 (2)        8.81

Thomson Horstmann & Bryant, Inc.
Park 80 West, Plaza One, 5th Floor
Saddle Brook, New Jersey 07663                           261,150 (2)        4.20

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401                           455,450 (2)        7.32

Tontine Partners, L.P.
200 Park Avenue, Suite 3900
New York, New York 10166                                 375,450 (2)(7)     6.03

Robert Edwin Allday, Director
Coastal Bancorp, Inc. and Coastal Banc ssb                     0 (3)           *

D. Fort Flowers, Jr., Director
Coastal Bancorp, Inc. and Coastal Banc ssb               274,020 (4)        4.40

Dennis S. Frank, Director
Coastal Bancorp, Inc. and Coastal Banc ssb                     0               *

Robert E. Johnson, Jr., Director
Coastal Bancorp, Inc. and Coastal Banc ssb                19,320               *

Manuel J. Mehos, Chairman of the Board,
President and Chief Executive Officer
Coastal Bancorp, Inc., Coastal Banc Holding
Company, Coastal Banc ssb and Co-Chairman
of Coastal Banc Capital Corp.                            650,250 (5)       10.45

James C. Niver, Director
Coastal Bancorp, Inc. and Coastal Banc ssb               553,428            8.89

Gary R. Garrett, Co-Chairman Coastal Capital Corp.        77,736 (5)        1.25

David R. Graham, Executive Vice President
-Commercial Real Estate Lending
Coastal Banc ssb                                          27,071 (5)           *

Robert V. New, Executive Vice President
and Chief Banking Officer
Coastal Banc ssb                                               0               *

Michael A. Presley, President
Coastal Banc Capital Corp                                  9,000 (5)           *

Catherine N. Wylie, Sr. Executive Vice
President and Chief Financial Officer
Coastal Bancorp, Inc., Coastal Banc Holding
Company, Inc., Coastal Banc ssb and the Principal
of Coastal Banc Capital Corp                              84,946 (5)(6)     1.36

All directors and executive officers of the
Company and the Bank as a group (10 persons)           1,695,771 (5)       27.25
                                                       ============     ========

______________________
*     Represents  less  than  1.0%  of  the  Common  Stock  beneficially  owned.


     (footnotes  on  next  page)

(1) Based upon information furnished by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information is not necessarily indicative of beneficial ownership for any other purpose. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)     Based  on  a  Schedule  13G  filed  under  the  Exchange  Act.

(3) Mr. Allday is the beneficial owner of 2,000 shares of the Bank's 9.0% Noncumulative Preferred Stock, Series A.

(4) Of such shares, 269,520 are owned by a trust over which Mr. Flowers has shared voting and dispositive power with three other co-trustees.

(5) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within sixty (60) days of the Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. The amounts set forth in the table include 71,922, 9,962, 206,750, 0, 7,500 and 71,801 shares which may be received upon the exercise of stock options by Messrs. Garrett, Graham, Mehos, New, Presley and Ms. Wylie, respectively, pursuant to stock options. For all directors and executive officers as a group, the number of shares includes 367,935 shares of Common Stock subject to outstanding stock options.

(6) Ms. Wylie is also the beneficial owner of 2,000 shares of the Company's 9.12% Cumulative Preferred Stock, Series A.

(7) Based on information disclosed by the group of reporting persons set forth herein on a Schedule 13G filed with the Securities and Exchange Commission on January 22, 2002, the following entities may be deemed to be the beneficial owners of the common stock: Tontine Partners, L.P., 36,450 shares; Tontine Overseas Associates, L.L.C., 31,400 shares; and Tontine Financial Partners, L.P., 307,600 shares. The address for these entities is the same as set forth in the chart above.

              INFORMATION WITH RESPECT TO THE NOMINEE FOR DIRECTOR, DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS


ELECTION  OF  DIRECTORS

     Coastal Bancorp, Inc. is a Texas corporation, formed pursuant to the Texas Business Corporation Act which requires that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Company's Articles of Incorporation provide that the Company's Board of Directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually, and the Bylaws state that members of each class are to be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors have been elected and qualified. The number of directors is determined from time to time by resolution of the Board. Effective December 31, 2001, Mr. Paul Hobby resigned from the Board of Directors. The Board of Directors has not nominated anyone to replace Mr. Hobby as of the date hereof.

     One director is to be elected at this Annual Meeting to hold office until the Annual Meeting in 2005 or until his successor is elected and qualified. This director has consented to serve if elected. The information set forth below relating to a director's tenure is as of the date he was first elected as director of either the Association or the Company, where applicable. There are no arrangements or understandings between the Company and any person pursuant to which such person has been selected as a nominee, and no director is related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption.

INFORMATION  WITH  RESPECT  TO  CONTINUING  DIRECTORS

     Information concerning those members of the Board whose terms do not expire in 2002, including age, tenure and principal position with the Company and principal occupation during the past five years, as well as the year his term will expire, is set forth below:

     R. EDWIN ALLDAY. Age 51. Director since 1986. Mr. Allday is a self employed consultant who provides management consulting services for non-profit organizations. From September 1993 to January 1999, Mr. Allday was a senior consultant with The Dini Partners, Inc., Houston, Texas, a company that provides counseling in philanthropy and non-profit company management. His term as a director of the Company will expire in 2004.

     D. FORT FLOWERS, JR. Age 40. Director since 1992. Mr. Flowers is the President and a Director of Sentinel Trust Company, a Texas Limited Banking Association, Houston, Texas, providing fiduciary and investment management services to affluent families, their closely held corporations and foundations, a position he has held since January 1997. Mr. Flowers is a Director and the Vice Chairman of the Board of New Covenant Trust Company, a National Trust Company. Mr. Flowers was Chairman of the Board of DIFCO, Inc., a railroad car engineering and manufacturing company from before the time he became a director until August 1997 when that company was sold. His term as a director of the Company will expire in 2004.

     DENNIS S. FRANK. Age 45. Director since 1988. Mr. Frank is the Chief Executive Officer and President of Silvergate Capital Corporation, a financial institution holding company controlling Silvergate Bank, La Jolla, California a position he has held since December 1996. Additionally, he is the Chairman of eClosure, Inc., a San Diego based mortgage technology firm, and has been the President of DSF Management Company, a private investment company, located in Houston, Texas, since March 1994. His term as a director of the Company will expire in 2004.

     PAUL  W.  HOBBY.  Age  41.  Director  since  January,  1999.  Mr.  Hobby is
Chairman and Chief Executive Officer of Hobby Media Services, Inc., Houston, Texas, a Houston based corporation which invests in traditional and new media services. Mr. Hobby is a Director of Stewart Information Services Corp. which is the holding company for Stewart Title Company. Mr. Hobby also serves on the board of directors of various civic, charitable and professional associations. Mr. Hobby resigned as a Director as of December 31, 2001.

     MANUEL J. MEHOS. Age 47. Director since 1986. Mr. Mehos is the Chairman of the Board, President and Chief Executive Officer of the Company, Coastal Banc Holding Company, Inc., and the Bank as well as the Chief Executive Officer of CoastalBanc Financial Corp., a Bank subsidiary and the Co-Chairman of Coastal Banc Capital Corp., an affiliate of the Bank. He is also a Director and President of CoastalBanc Investment Corporation, which is a wholly-owned subsidiary of the Bank, located in Houston, Texas. CoastalBanc Investment Corporation is presently inactive. Mr. Mehos also currently serves on the Finance Commission of Texas. His term as a director of the Company will expire in 2003.

     JAMES C. NIVER. Age 72. Director since 1986. Mr. Niver is retired from Century Land Company, a Houston residential real estate development firm, which he founded and managed from 1972 to 1995 at which time he retired as its President. His term as a director of the Company will expire in 2003.

INFORMATION  WITH  RESPECT  TO  THE  NOMINEE  FOR  DIRECTOR

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted "FOR" the election of the nominee listed below. If the nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board of Directors will nominate, and the persons named as proxies will vote, for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee listed below may not be able to serve as a director if elected.

     Information concerning the nominee for director, including age, tenure, principal position with the Company and his principal occupation during the past five years, as well as the year his term will expire, is set forth below:

     ROBERT E. JOHNSON, JR. Age 48. Director since 1986. Mr. Johnson is a partner in the law firm of Johnson & Johnson, Austin, Texas. If elected, his term as a director of the Company will expire in 2005.

                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                  NOMINEE BE ELECTED A DIRECTOR OF THE COMPANY.


STOCKHOLDER  NOMINATIONS

     The Company's Articles of Incorporation govern nominations for election to the Board of Directors and require that all nominations for election to the Board of Directors other than those made by the Board, be made by a stockholder who has complied with the notice provisions in the Articles. Written notice of a stockholder's nomination must be communicated to the attention of the Company's Secretary and either delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty (60) days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, and with respect to a special meeting of stockholders for the election of directors, on the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such notice shall include specified matters as set forth in the Articles of Incorporation. If the nomination is not made in accordance with the requirements set forth in the Articles of Incorporation, the defective nomination will be disregarded at the Annual Meeting. The Company did not receive any nominations from stockholders for the Annual Meeting.

BOARD  OF  DIRECTORS  MEETINGS  AND  COMMITTEES
   OF  COASTAL  BANCORP,  INC.  AND  COASTAL  BANC  SSB

     Regular meetings of the Board of Directors of the Company are held at least quarterly and special meetings may be called at any time as necessary. During the year ended December 31, 2001, the Board of Directors of the Company held nine (9) meetings. All incumbent directors of the Company attended at least seventy-five percent (75%) of the Board meetings held during the period in which he served as a director in 2001.

     The Board of Directors of the Company is authorized by its Bylaws to elect members of the Board to committees of the Board which may be necessary or appropriate for the conduct of the business of the Company.

     Regular meetings of the Board of Directors of the Bank are held monthly and special meetings may be called at any time as necessary. During the year ended December 31, 2001, the Board of Directors of the Bank held twelve (12) meetings. All incumbent directors of the Bank attended at least seventy-five percent (75%) of the aggregate of the total number of Board meetings held during the period in which he served as a director and the total number of meetings held by committees of the Board of Directors of the Bank on which he served in 2001. The members of the Board of Directors of the Company are also the members of the Board of Directors of the Bank. Effective January 2002, the Board of Directors of the Bank will hold a minimum of nine (9) meetings annually.

     The Board of Directors of the Bank is authorized by its Bylaws to elect members of the Board to committees of the Board which may be necessary or appropriate for the conduct of the business of the Bank. At December 31, 2001, the Bank had various committees, including an Audit, Compensation, Asset/Liability, Directors' Loan Review and Community Reinvestment Act Committee.

     Audit Committee. The Audit Committee of the Bank's Board is responsible for reviewing the reports of the independent public accountants and examination reports of regulatory authorities, monitoring the functions of the internal audit department, which reports directly to this Committee, and generally overseeing compliance with internal policies and procedures pursuant to the Audit Committee Charter (the "Charter"). The Audit Committee members are Messrs. Niver (Chairman), Allday and Johnson. The members are "independent" as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. This Committee met six (6) times during 2001. See "Report of the Audit Committee."

     Compensation Committee. The Compensation Committee reviews the compensation of senior executive officers and recommends to the Board adjustments in such compensation based on a number of factors, including the profitability of the Bank. Messrs. Niver (Chairman), Flowers and Johnson comprise the Compensation Committee, which met three (3) times during 2001. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors on Compensation During Fiscal 2001."

     Asset/Liability Committee. The Asset/Liability Committee met four (4) times in 2001 to review and analyze the investment securities portfolio, ascertain that the Bank's interest rate risk policy is followed and to confirm that policies and procedures for all investment securities are adequate and appropriate. The Committee also makes interest rate risk assessments and formulates asset/liability management policy for the forthcoming quarterly period. This Committee consists of Messrs. Frank (Chairman), Flowers, Mehos and Hobby.

     Directors' Loan Review Committee. The Directors' Loan Review Committee met twelve (12) times in 2001 to approve and/or review certain loans. The Committee can approve any class or type of loan which is authorized for investment by the Board. Specified loan authority limits are further delegated to the Portfolio Control Center ("PCC") or an individual officer of the Bank. The Directors' Loan Review Committee consists of Messrs. Mehos (Chairman), Flowers and Niver.

     Community Reinvestment Act Committee. The Community Reinvestment Act ("CRA") Committee was established to monitor the Bank's efforts in serving the credit needs of the residents of the communities in which it does business, including those credit-worthy persons having low and moderate incomes. The CRA Committee has appointed a CRA Officer who is responsible for developing and administering the Bank's CRA program and for training the Bank's staff to comply with CRA regulations, and Bank policies and procedures. The CRA Officer chairs a management CRA Committee which works to oversee that the Bank meets the procedural requirements of the CRA. The CRA Committee is composed of Messrs. Allday (Chairman), Frank, Mehos and Johnson and met one (1) time in 2001.

BOARD  FEES

     During 2001, each non-employee director of the Company and the Bank was paid a fee of $2,000 for attendance at each Board meeting, $400 for each committee meeting attended and $800 for each Loan Review Committee meeting attended. Effective January 1, 2002, at least nine (9) Board meetings will be held annually. Each non-employee director will be paid $4,000 for attendance at each Board meeting, $500 for each committee meeting attended and $1,000 for each Loan Review Committee meeting attended. When the Board of Directors of the Company meets on the same day as the Board of Directors of the Bank, only one attendance fee is paid for that date. No fees are paid for non-attendance; attendance by conference telephone is similarly not compensated. Directors are also reimbursed for reasonable travel expenses. Directors who are also employees of the Company and the Bank receive no fees for attendance at Board or committee meetings.

2002  NON-EMPLOYEE  DIRECTOR  STOCK  PURCHASE  PLAN

     On January 24, 2002, the Board of Directors of the Company approved the 2002 Non-Employee Director Stock Purchase Plan (the "Stock Purchase Plan"). This Stock Purchase Plan provides eligible members of the Company's Board of Directors with an opportunity to purchase shares of the Company's common stock with up to half of their Director and Committee fees. The maximum number of shares of common stock that may be issued over the term of the Plan will not exceed twenty-five thousand (25,000) shares.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers, directors and beneficial owners of more than 10% of any class of equity securities of the Company to file reports to indicate ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports.

     Based upon a review of the copies of such forms, the Company believes that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with.

REPORT  OF  THE  AUDIT  COMMITTEE

     The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2001, the Audit Committee of the Board of Directors ratified and approved the Audit Committee Charter (the "Charter"), which was originally approved by the Board of Directors on August 24, 2000. The complete text of the Charter, which reflects standards set forth in the new SEC regulations and the rules of the Nasdaq Stock Market, is reproduced in the Appendix A to this proxy statement.

     As  set  forth  in  more  detail in the Charter, the Audit Committee's (the
"Committee")  primary  duties  and  responsibilities  are  to:

- Monitor the integrity of the Company's financial statements, consolidated accounting and financial controls and financial reporting process and systems of internal compliance.
- Monitor the selection, independence and performance of the Company's independent public accountants and internal auditing, compliance and loan review functions; and
- Provide an avenue of communication among independent public accountants, management, the Bank's Quality Control Services Department and the Board of Directors.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter. To carry out its responsibilities, the Committee met six (6) times during fiscal 2001.

     In overseeing the preparation of the Company's financial statements for the year ended December 31, 2001, the Committee met with both management and KPMG LLP, the Company's independent public accountants, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the financial statements with management and KPMG LLP. The Committee's review included discussion with the independent public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications With Audit Committees).

     The Committee also discussed with KPMG LLP matters relating to its independence including disclosures required to be made to the Committee by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure. As a part of the process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and they may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are, in fact, "independent."



                                        By  the  Committee:
                                        James  C.  Niver  (Chairman)
                                        R.  Edwin  Allday
                                        Robert  E.  Johnson,  Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company nor on any other committee of the board of directors of another entity performing similar functions. No transactions with the Company affecting the members of the Compensation Committee, or their affiliates, occurred during fiscal 2001.

EXECUTIVE  OFFICERS  WHO  ARE  NOT  DIRECTORS

     The following table sets forth information concerning executive officers of the Company, the Bank or other subsidiaries who do not serve on the Company's Board of Directors. All executive officers are elected by the Board of Directors of the Company or the Bank or of the respective subsidiary, as applicable, and serve until their successors are elected and qualified. No such executive officer is related to any director or other executive officer of the Company or the Bank or its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected an executive officer.

                           Position with the Company and/or
                           the Bank and other subsidiaries
Name               Age     Principal Occupation During Last Five Years

Gary R. Garrett     55     Co-Chairman  of  Coastal  Banc  Capital  Corp.,  an affiliate of the Bank, as of
                           January  2002;  Previous  to  this he was Senior Executive Vice President of the
                           Bank  from  July  1999 until December 2001; Executive Vice President of the Bank from  August  1993  to July 1999; Chief Lending Officer of the Bank from 1995 to
                           December  2001;  and  Senior  Vice  President-Mortgage  Lending of the Bank from
                           October  1991  to  August  1993.

David R. Graham     58     Executive  Vice  President  of  the  Bank  since  August  1993;  Senior  Vice
                           President-Commercial  Real  Estate  Lending  of the Bank from May 1988 to August
                           993;  and  a  Director  of  CoastalBanc  Financial  Corp.

Robert V. New       50     Executive  Vice  President  and Chief Banking Officer of the Bank since December
                           2001.  From 1988 until December 2001, Mr. New held various Senior Vice President positions  at  Bank  of  America/Nations  Bank  and  NCNB.


Michael A. Presley  48     President  of  Coastal Banc Capital Corp., an affiliate of the Bank since August
                           1997.  From  February  1992  until August 1997, Mr. Presley held the position of
                           First  Vice  President  at  Morgan  Keegan  &  Co.


Catherine N. Wylie  47     Senior  Executive  Vice  President of the Company, Coastal Banc Holding Company,
                           Inc.  and  the  Bank  since  July  1999  and  a Director of Coastal Banc Holding
                           Company,  Inc.,  and of each of the Bank's subsidiaries; Chief Financial Officer of  the  Company and the Bank since October 1993; Chief Operations Officer since
                           May  1999; Senior Executive Vice President of Coastal Banc Holding Company, Inc.
                           from  November 1996 to July 1999, of the Company from July 1994 to July 1999 and of  the  Bank  from  August 1993 to July 1999; Controller of the Bank from April
                           1989  to  October  1993; also President/Treasurer of CoastalBanc Financial Corp.
                           since October 1990; also President/Secretary/Treasurer of Coastal Banc Insurance
                           Agency,  Inc.  since  June  2000.  Director,  Senior  Executive  Vice President,
                           Treasurer and Principal of Coastal Banc Capital Corp., an affiliate of the Bank, since  August  1997.

                             EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee of the Board of Directors on Compensation During Fiscal 2001 and the stock performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, as amended, except to the extent the Company incorporates this Report or the performance graphs by reference therein.

     REPORT  OF  THE  COMPENSATION  COMMITTEE  OF  THE  BOARD  OF  DIRECTORS  ON
COMPENSATION DURING FISCAL 2001. Officers of the Company do not receive separate compensation for their services to the Company.

     The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed entirely of independent outside directors. See "Information With Respect to the Nominee for Director, Directors Whose Terms Continue and Executive Officers" and "Board of Directors Meetings and Committees of Coastal Bancorp, Inc. and Coastal Banc ssb." The Committee is responsible for reviewing the compensation of senior executive officers of the Bank and recommending senior executive compensation proposals to the Bank's Board of Directors for approval.

     The Committee evaluates the base salaries of the Bank's senior executive officers annually. A senior executive officer's base salary is determined mid-year and is based upon longevity with the Bank, the effectiveness of such individual in performing his or her duties, peer averages at the position in question and the Bank's overall performance. No particular weight is assigned to these variables. The base salary component alone, while designed to be competitive with peer group averages, is not designed to produce top levels of compensation for the Bank's senior executive officers when compared to its peer group. The incentive component, as described below, which requires the Company to achieve returns at a pre-specified level before additional compensation is paid, is the element which is designed to make total compensation for each of the Bank's senior executive officers comparable or better than the comparable executive compensation for the senior executive officers in the Bank's peer group. Based upon the foregoing, Mr. Mehos, the Chief Executive Officer, earned $360,000 in base salary during 2001.

     The amount of incentive compensation is related to the financial performance of the Company. No cash incentive compensation will be paid to the Bank's senior executive officers unless the Committee determines the Bank is safe and sound in the following areas: capital adequacy, earnings composition, earnings capability, liquidity, risk management (classified assets), strategic planning, and compliance with laws and regulations.

     During 2001, the Board of Directors determined that incentive awards to its senior executive officers would not be paid unless a 12.0% return on average equity ("ROAE") was achieved. Any earnings from extraordinary items or unsound practices are excluded from such calculations at the Board's discretion. Gains on sales of securities from the investment account, net of losses of sales from the investment account, are deducted from the earnings pool. During 2001, the Committee calculated that the Company achieved a 15.68% ROAE, therefore incentive awards totaling $538,458 were paid to senior executive officers of the Bank. See "Summary Compensation Table."

     During 2001, the Compensation Committee reviewed employee performance to determine whether to issue stock compensation. The Compensation Committee authorizes grants of stock options, stock grants and other types of stock awards permitted under the Company's stock compensation programs based on recommendations from the Company's Chief Executive Officer. The Compensation Committee has the discretion to determine, among other things, to whom stock compensation is granted, the form of the compensation, the amount of the compensation, the vesting period, if any and the exercise price, if any. During 2001, the Committee granted incentive stock options to purchase an aggregate ten thousand (10,000) shares of Company common stock to one (1) employee under the Company's 1995 Stock Compensation Plan.

                                        By  the  Committee:
                                        James  C.  Niver  (Chairman)
                                        D.  Fort  Flowers,  Jr.
                                        Robert  E.  Johnson,  Jr.

SUMMARY  COMPENSATION  TABLE

     To meet the goal of providing shareholders a concise, comprehensive overview of compensation awarded, earned or paid in the reporting period, the Summary Compensation Table is utilized by the Company. The Summary Compensation Table includes individual compensation information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries and affiliates whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999.



                                                   ANNUAL
                                                COMPENSATION
                                ------------------------------------------
                                                                             LONG TERM
                                                                  OTHER        AWARDS         ALL
     NAME  AND  PRINCIPAL                                        ANNUAL     STOCK OPTIONS    OTHER
     POSITION(1)                 YEAR      SALARY(2) BONUS(3) COMPENSATION(4) GRANTED(5) COMPENSATION(6)
-------------------------------  -------  ---------- -------- --------------  ---------  ---------------

Manuel J. Mehos                   2001     $360,000  $269,230     $4,285         --           *
Chairman of the Board             2000      343,200   255,947      2,558       26,000         *
President and                     1999      303,500      --        2,850       45,000         *
Chief Executive Officer

Gary R. Garrett                   2001      234,000   134,614      8,250         --           *
Sr. Executive Vice President      2000      234,000   127,973      6,070       13,000         *
and Chief Lending Officer         1999      210,000      --        7,000       20,000         *

David R. Graham                   2001      148,890    39,873      4,722         --           *
Executive Vice President and      2000      142,138    34,258      2,800        5,000         *
Commercial Real Estate Lending    1999      137,700    29,500      3,203        6,000         *

Robert V. New (7)                 2001         --        --         --         10,000         *
Executive Vice President          2000         --        --         --           --          --
and Chief Banking Officer         1999         --        --         --           --          --

Michael A. Presley (8)            2001      440,165      --        5,129         --           *
President, Coastal Banc Capital   2000      240,509      --        2,734         --           *
Corp.                             1999      353,802      --        4,369         --           *

Catherine N. Wylie                2001      250,000   134,614     13,250         --           *
Sr. Executive Vice President,     2000      234,000   127,973     25,810       13,000         *
Chief Financial Officer and       1999      210,000   100,000     25,119       20,000         *
Chief Operations Officer

______________________

(1)     Principal  positions  are  for  fiscal  2001.
(2) Does not include amounts attributable to miscellaneous benefits received by executive officers of the Bank, including use of Bank-owned vehicles and reimbursement of educational expenses. In the opinion of management of the Company, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 2001 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3) Includes lump sum cash bonuses earned for the fiscal year stated and paid, in some cases,in the subsequent year.
(4) Includes, for the named individuals, employer matching contributions accrued pursuant to the Company's Profit Sharing (401(k)) Plan, any car allowances and educational reimbursements. The amounts set for the in the table include $4,285 $5,250, $4,722, $0, $5,129 and $5,250 which were 401(k) Bank matched funds for Messrs. Mehos, Garrett, Graham, New, Presley and Ms. Wylie, respectively. The amounts also set forth $3,000 each for Mr. Garrett and Ms. Wylie for annual car allowances and for Ms. Wylie $5,000 annual compensation paid from CoastalBanc Financial Corp.
(5) Free standing stock options; see "Aggregate Options Granted in Last Fiscal Year."
(6) Asterisk (*) denotes amount less than $50,000 or 10% of total annual salary and bonus.
(7)     Mr.  New  began  employment  with  the  Bank  on  December  31,  2001.
(8) Mr. Presley is not an officer of the Bank or the Company but is President of Coastal Banc Capital Corp., an affiliate of the Bank. His salary consists of 100% commissions on the sale of single-family mortgages to the Bank.


EXECUTIVE  SEVERANCE  AGREEMENTS

     Other than as set forth below, the Company has not entered into any employment contracts with any of its officers. On May 31, 1999, the Company and the Bank extended the term of the executive severance agreements (the "Executive Severance Agreements") with Mr. Garrett and Ms. Wylie (together the "Employees", each, individually an "Employee") for a continuous term of thirty-six (36) months from any date going forward, subject to annual review of such provision. On February 22, 2001, the Company and the Bank entered into an Executive Severance Agreement with Mr. Mehos. The Executive Severance Agreements provide for the payment of certain severance benefits to Messrs. Mehos, Garrett and Ms. Wylie in the event of a trigger event under the Executive Severance Agreements, which means (i) the occurrence of a change in control of the Company as defined below, or (ii) the voluntary termination within 90 days of an event which occurs during the "Protected Period" (i.e., the period six months before and three years after a change of control or after the expiration of the Executive Severance Agreement) and constitutes "Good Reason" (as defined below), or (iii) termination of the Employee's employment for any reason other than "Just Cause" during the Protected Period. If a trigger event occurs, the Employees will be entitled to (x) payment by the Company or the Bank for a trigger event described in (i) above of one times the annual salary and bonus for incentive compensation (not including stock compensation plans) paid to the Employee during his or her immediately preceding year of employment or (y) the payment by the Company or the Bank for a trigger event described in (ii) or (iii) above of an amount equal to 2.99 times their annual salary plus bonuses paid during the immediately preceding year; and (z) the Company will cause any and all outstanding options to purchase stock of the Company held by each Employee to become immediately vested and exercisable in full. The Executive Severance Agreement also provides that the Company will reimburse the Employee for all costs and expenses, including reasonable attorney's fees incurred by the Employee to enforce rights or benefits under such agreements

     Under the Executive Severance Agreements, a "Change In Control" of the Company would be deemed to occur if (i) the Company is not the surviving entity in any merger, consolidation, or other reorganization, (ii) the sale, exchange, lease, transfer or other disposition to any person of all or a substantial part of the assets, liabilities, or business of the Company or the Bank, (iii) any change in business of the Company or the Bank such that the Company does not own the voting stock of the Bank or the business of the Bank is not as an insured depository institution, (iv) any person or entity including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 25% of the outstanding shares of the Bank's or the Company's voting stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Bank or the Company before such election cease to constitute at least two-thirds of the Board of Directors.

     Under the Executive Severance Agreements (a) "Good Reason" means any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his or her personal residence, or perform his or her principal executive functions, more than thirty
(30) miles from his or her primary office as of the date of the Change in Control; (ii) a material (defined to be 10% or more) reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) a successor to the Company or the Bank fails or refuses to assume the Company's and the Bank's obligations under the Executive Severance Agreement; (iv) the Company, the Bank or successor thereto breaches any provision of the Executive Severance Agreement; or (v) the Employee is terminated for other than Just Cause after the Change in Control; and (b) "Just Cause" means, in the good faith determination of the Company's and the Bank's Boards of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Executive Severance Agreement. The Employee shall have the right to make a presentation to the Board of Directors with counsel prior to rendering of such determination by the Board. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with the absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

     In the event that the Employee and the Company or the Bank agree that the Employee will be paid an amount under the Executive Severance Agreement that triggers the requirement to pay the excise tax required under Section 280G of the Internal Revenue Code of 1986, as amended, the Company or the Bank will reimburse the Employee for all such excise taxes.

     Effective June 28, 2001, the Company terminated the automatic extension provision of Mr. Garrett's Severance Agreement, with the resulting effect that it will terminate no later than June 27, 2004. The Executive Severance Agreements for Ms. Wylie and Mr. Mehos were renewed for an additional one year term subject to the terms of the May 31, 1999 modification and remain in effect for the modified period ending on the earlier of (i) a rolling three year period, or (ii) the date on which the Employee voluntarily terminates his or her employment with the Company or the Bank. Any payments made to the Employee pursuant to the Executive Severance Agreement, or otherwise, are subject to and conditioned upon their compliance with the Federal Deposit Insurance Act and any regulations promulgated by the Federal Deposit Insurance Corporation thereunder.

AGGREGATE  OPTIONS  GRANTED  IN  LAST  FISCAL  YEAR

     The following table sets forth individual grants of options that were made during the last fiscal year to the executive officers named in the Summary Compensation Table. This table is intended to allow stockholders to ascertain the number and size of option grants made during the fiscal year, the expiration date of the grants and the potential realizable present value of such options under specified assumptions. The Grant Date Present Value is a hypothetical value of the options as of their date of grant and has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise, which is unpredictable.


                                   PERCENT OF
                      OPTIONS    TOTAL OPTIONS
                      GRANTED      GRANTED TO        EXERCISE               GRANT DATE
                      (NO. OF       EMPLOYEES         PRICE      EXPIRATION  PRESENT
   NAME              SHARES)(1)  IN FISCAL YEAR      PER SHARE      DATE      VALUE(2)
   ----              ----------  --------------      ---------  -----------  ---------
Robert  V.  New       10,000           100%           $28.90       12-31-11       --

______________________

(1) Total options granted in 2001 were 10,000 shares. The options vest 25% during the first calendar year and an additional 25% for each of the next three years.
(2) The potential realizable value of the grant of options is the present value of the grant at the date of grant using a variation of the Black-Scholes option-pricing model. Assumptions used to calculate the present value of the options granted on December 31, 2001, respectively, were as follows: an expected volatility rate of 37.20%, a risk free rate of return of 4.30%, a dividend yield of $0.48 per share per year and the expiration date of December 31, 2011, respectively. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation."

   AGGREGATE OPTIONS EXERCISED IN LAST YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.

                               Value                                      Value of Unexercised
                  Shares      Realized        Number of Unexercised     in-the-Money Options at
                Acquired on     Upon       Options at Fiscal Year-End     Fiscal Year-End(3)
Name             Exercise     Exercise(2)  Exercisable Unexercisable   Exercisable  Unexercisable
                ------------  -----------  ----------- -------------   -----------  -------------
Manuel J. Mehos           --   $     --       206,750    24,250          $3,200,145  $329,075
Gary R. Garrett     12,814(1)   180,304        71,922    11,500           1,085,696   156,475
David R. Graham     30,109(1)    42,165         9,962     4,500             114,393    61,800
Robert V. New            --         --            --     10,000(4)               --        --
Michael A. Presley       --         --          7,500        --              64,275        --
Catherine N. Wylie       --         --         83,946    11,500           1,348,235   156,475

______________________

(1) Mr. Garrett exercised 12,814 shares of which he held 8,000 shares. Mr. Graham exercised 30,109 shares of which he held 17,109 shares.
(2) Value Realized Upon Exercise is the difference between the exercise price and the market price at the time of exercise.
(3) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $28.90 per share, which was the closing sale price of the common stock on the Nasdaq National Market on December 31, 2001.
(4)     Issued  on  December  31,  2001  at  an  exercise  price  of  $28.90.


COMPARATIVE  STOCK  PERFORMANCE  GRAPH

     The stock performance graph below compares the cumulative total stockholder return of the Company's Common Stock from December 31, 1996 to December 31, 2001 with the cumulative total return of the National Association of Securities Dealers Automated Quotations ("Nasdaq") Market Index and certain thrift institutions traded on the Nasdaq, as compiled by SNL Securities, L.P. in its OTC Thrift Index, assuming an investment of $100 on December 31, 1996 and the reinvestment of all dividends. In 1996, the Company paid quarterly dividends in the amount of $.10 per share on March 15, 1996, June 15, 1996, September 15, 1996 and December 15, 1996. During 1997, the Company paid quarterly dividends in the amount of $.10 per share on March 15, 1997 and quarterly dividends of $.12 per share on June 15, 1997, September 15, 1997 and December 15, 1997. In 1998, the Company split the stock 3:2 at which time the $.12 per share dividend, adjusted for the split was $.08 per share. During 1998 and 1999, the Company paid quarterly dividends in the amount of $.08 per share, as adjusted for the stock split, on March 15, 1998, June 15, 1998, September 15, 1998, December 15, 1998, March 15, 1999, June 15, 1999, September 15, 1999 and December 15, 1999.
During 2000, the Company paid quarterly dividends in the amount of $.08 per share on March 15, 2000 and June 15, 2000. Quarterly dividends paid for the September 15, 2000 and December 15, 2000 periods were $.10 per share. During 2001, the Company paid quarterly dividends in the amount of $.10 per share on March 15, 2001 and dividends in the amount of $.12 per share on June 15, 2001, September 15, 2001 and December 15, 2001.


           COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURN PERFORMANCE


                              COASTAL BANCORP, INC.





                               [GRAPHIC  OMITED]



                                                 PERIOD  ENDING
                                               ------------------
    INDEX                 12/31/96   12/31/97  12/31/98    12/31/99   12/31/00    12/31/01
Coastal Bancorp, Inc.      100.00     155.00     118.42     120.63     168.99     206.53
Nasdaq - Total US*         100.00     122.48     172.68     320.89     193.01     153.15
SNL OTC Thrift Index       100.00     162.42     142.01     122.15     153.21     196.62
SNL $1B-$5B Bank Index     100.00     177.50     159.33     142.69     172.47     245.89
SNL $1B-$5B Thrift Index   100.00     166.77     166.38     152.91     173.52     210.83

______________
Notes:
     A. Each Index is weighted for all companies that fit the criteria of that particular Index. The Index is calculated to exclude companies as they are acquired, and add them to the Index calculation as they become publicly traded companies. All companies in the particular Index that were in existence at December 31, 2001 are included in the calculations.
     B. Each Index value measures dividend re-investment by assuming dividends are received in cash on the ex-date and re-invested back into the company stock paying the dividend on the same day. The stock price on the ex-date is used to calculate how many shares can be bought with the dividend.

CERTAIN  TRANSACTIONS

     In 1987, the Bank entered into an Administrative Services Agreement with Coastal Banc Insurance Agency, Inc. ("CBIA"), a Texas business corporation licensed under Texas law to act as a life insurance agent. Until June 22, 2000, CBIA was affiliated with the Bank by virtue of its being wholly-owned by a former executive officer of the Bank who received no salary or dividends from CBIA. On June 22, 2000, CBIA became a subsidiary of the Bank. The Bank has agreed to provide to CBIA certain services, including but not limited to employee training, office space, furniture, fixtures, equipment, clerical services, data processing and other services as well as marketing leads and information to assist CBIA in the sale of annuities underwritten by an independent annuity company to the Bank's deposit and loan customers. In consideration for such services, CBIA has agreed to pay the Bank a flat fee which is subject to renegotiation on a quarterly basis. The fee payable to the Bank was last negotiated on December 31, 2001, and was $510,000 for the year ended December 31, 2001. Such fee represented substantially all of CBIA's net income for the year then ended.


                       PROPOSAL TO RATIFY THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected KPMG LLP as independent public accountants for the Company and the Bank for the year ending December 31, 2002, and has further directed that the selection of independent public accountants be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG LLP provided certain non-audit services to the Company and the Bank in 2001 which are described below under "Other Fees". A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

FEES  BILLED  TO  THE  COMPANY  BY  KPMG  LLP  DURING  FISCAL  2001

Audit  Fees:
------------

     Fees paid by the Company to KPMG LLP for audit services during the Company's 2001 fiscal year for examination of the Company's annual consolidated financial statements, including those consolidated financial statements in the Company's quarterly reports on Form 10-Q, totaled $246,500.

Other  Fees:
------------

     Other fees paid by the Company to KPMG LLP during the Company's 2001 fiscal year were $30,125 for preparation of the Company's 2000 income tax returns and $10,300 for the 2000 fiscal year audit of the Bank's 401(k) Plan.

     All non-audit services were reviewed by the Audit Committee which concluded that the performance of such service by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.

     In the event that stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.


     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  RATIFICATION  OF THE
APPOINTMENT  OF  KPMG  LLP  AS  INDEPENDENT  PUBLIC ACCOUNTANTS FOR FISCAL 2002.



                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders of the Company and included in the proxy materials used by the Company in connection with such meeting must be received at the corporate headquarters office of the Company at Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057-5745, no later than November 26, 2002. If such proposal is in compliance with all of the requirements of Rule
14a-8 promulgated under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (whether or not it is submitted for inclusion in the Company's proxy materials), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the Annual Meeting. No stockholder proposals were received by the Company in connection with the 2002 Annual Meeting.

                               PROXY SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company or the Bank may solicit proxies personally or by telephone without additional compensation.

     The Company has not retained a professional proxy solicitation firm to assist in the solicitation of proxies or for related services.


                                  OTHER MATTERS

     Management is not aware of any business to come before the 2002 Annual Meeting other than those matters described above in this Proxy Statement and possibly, procedural matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report for the year ended December 31, 2001 ("Annual Report") accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ANY EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CATHERINE N. WYLIE, CHIEF FINANCIAL OFFICER, COASTAL BANCORP, INC., COASTAL BANC PLAZA, 5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS 77057-5745. THE FORM 10-K IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                              By  Order  of  the  Board  of  Directors



                              /s/  Linda  B.  Frazier
                              Linda  B.  Frazier
                              Secretary

March  26,  2002

                                   APPENDIX  A-1

                             AUDIT COMMITTEE CHARTER
                              COASTAL BANCORP, INC.


1.     Audit  Committee  Purpose  and  Authority

The Audit Committee (the "Committee") of Coastal Bancorp, Inc., its subsidiaries and affiliates (the "Company") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities to financial institution regulators, the shareholders, potential shareholders and the investment community. The Committee's primary duties and responsibilities are to:

     Monitor the integrity of the Company's financial statements, consolidated accounting and financial controls, the financial reporting process, in addition to the Company's systems of internal controls.

     Monitor the selection, independence and performance of the Company's independent auditors and the internal auditing and loan review functions. Evaluate, and where appropriate, replace the independent auditors.

     Provide an avenue of communication among the independent auditors, management, the Quality Control Services department and the Board. It is the expectation of the Committee that management will fulfill is responsibility of bringing any significant matters to the attention of the Committee.

     The Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and shall have unrestricted access to the personnel records, systems and facilities of the Company and the Company's independent public accountants, internal and external legal counsel and consultants. The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the ability to retain, at the Bank's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Committee may also require that the Company's legal counsel disclose at the Board meetings the existence of any legal matter that might have a significant impact on the Company's financial statements, and notify the members of the Committee of any significant legal matters that might arise between Board meetings.

     Any change in the employment status, title or scope of responsibilities of the Group Manager, Quality Control Services of the Company or any utilization of that officer or the staff of that department for assignments which are inconsistent with the departmental charter must be approved in writing by the Committee.

2.     Audit  Committee  Composition  and  Meetings

Committee  members  shall  meet  the  requirements of Section 112 of the Federal
Deposit Insurance Corporation Improvement Act of 1991 and the National Association of Securities Dealers (NASD). The Committee shall be comprised of three or more directors as determined and appointed by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

A director of the Company with any of the following relationships will not be considered independent: (i) employment by the Company or any of its affiliates for the current year or during any part of the past three years; (ii) acceptance of any compensation from the Company or any of its affiliates in excess of $60,000.00 during the Company's previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) member of the immediate family of an individual who is, or has been in any part of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) partnership in, or a controlling shareholder or an executive offer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent (5%) of the company's or business organization's gross revenues for that year, or $200,000.00, whichever is more, in any of the past three years; or (v) employment as an executive officer of another entity where any of the Company's executives serve on that entity's compensation committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least two members of the Committee shall have accounting or related financial management expertise.

The Committee will meet at least quarterly on the date of a normally scheduled meeting of the Board. The Chairman of the Committee may schedule additional meetings as required. Meetings of the Committee will be conducted in private with a member of the Quality Control Services department and/or any other employee, officer, outside counsel or independent auditors of the Company as the Committee or the Board deems necessary or appropriate.

3.     Audit  Committee  Responsibilities  and  Duties

Review  Procedures
------------------

     Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

     Review the Company's annual audited financial statements prior to filing or distribution. This review may include discussion with management and the Company's independent auditors concerning any significant issues regarding accounting principles, practices and judgments employed in the preparation of the annual consolidated financial statements.

     In consultation with management, the independent auditors and the Quality Control Services department, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the Quality Control Services department together with management's responses.

     Review with the financial management of the Company and the independent auditors any significant issues that arise during any interim period for which the Company discloses financial results.

     Independent  Auditors
     ---------------------

     The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment or discharge of the independent auditors when circumstances warrant.

     Approve the fees and other significant compensation to be paid to the independent auditors.

     On an annual basis, the Committee shall meet separately with the independent auditors to review and discuss with them all significant relationships said independent auditors have with the Bank that could impair their independence.

     Review  the  independent  auditor's  engagement  letter.

     Discuss the results of the year end audit with the independent auditors including those matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     Quality  Control  Services  Department  and  Legal  Compliance
     --------------------------------------------------------------

     Review the budget, audit plan, activities, organizational structure and qualifications of the Quality Control Services department as needed.

     Review significant reports prepared by the Quality Control Services department together with management's responses and follow-up to those reports.

     Review all Suspicious Activity Reports and other reports concerning any significant fraud or regulatory noncompliance that occurs at the Company.

     On at least an annual basis, review with the Company's general counsel any legal matters that could have a significant impact on the Company's financial statements.

     Other  Audit  Committee  Responsibilities
     -----------------------------------------

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should state whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by SAS No. 61, including: (a) the methods used to account for significant transactions; (b) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (c) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (d) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements; (iii) received written disclosures from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and has discussed the independent auditors' independence with the independent auditors; and (iv) based on the foregoing, recommend to the Board that the audited financial statements be included in the Company's annual report for the last fiscal year for filing with the SEC.

     Perform any other activities consistent with this charter, the Company's by-laws, and governing law that the Committee or the Board deems necessary or appropriate.

     Review examination reports rendered by regulatory authorities and evaluate the adequacy of management's response.

4.     Safe  Harbor  Statement

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations or to resolve disagreements, if any, between members of management.